SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  June 1, 1998


                              Snap-on Incorporated
             ------------------------------------------------------
             (Exact same of registrant as specified is its charter)


               Delaware                 001-07724            39-0622040
    -----------------------------      -----------       -------------------
    (State or other jurisdictions      (Commission         (IRS Employer
          of incorporation)             File No.)        Identification No.)


              10801 Corporate Drive, Kenosha, Wisconsin  53141-1430
           -----------------------------------------------------------

   Registrant's telephone number, including area code       (414) 656-5200



 ITEM 2.   Acquisition or Disposition of Assets.

           Snap-on Incorporated ("Parent"), a Delaware corporation, Snap-on Pace Company (the "Purchaser"), a Wisconsin corporation and an indirect wholly-owned subsidiary of Parent, and Hein-Werner Corporation (the "Company"), entered into the Agreement and Plan of Merger, dated as of April 27, 1998 (the "Merger Agreement"), which provides, among other things, for the merger of the Purchaser with and into the Company (the "Merger"). Pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer on May 4, 1998, for all outstanding shares of the Company's common stock, including the associated common share purchase rights (the "Shares"), at a price of $12.60 per Share, net to the seller in cash (the "Offer"). The Offer expired at 12:00 midnight, New York City time, on Monday, June 1, 1998. At such time, Purchaser accepted for payment approximately 2,737,030 Shares validly tendered and not withdrawn (approximately 93.7% of the issued and outstanding Shares).

      On July 17, 1998, a special meeting of shareholders was held at which the requisite number of shareholders approved and adopted the Merger Agreement. As a result of the Merger, the Company is the surviving corporation and has become an indirect wholly-owned subsidiary of Parent. In the Merger, each outstanding share of common stock of the Company (other than shares held by the Company or owned by the Purchaser) was converted into the right to receive $12.60 in cash, without interest thereon, all as more fully set forth and described in the Information Statement and the Merger Agreement, each of which was filed as part of a Schedule 14C on June 18, 1998.


 ITEM 7.   Financial Statements

      (a)-(b)   Not required.

      (c)       Exhibits.

          2.1 Agreement and Plan of Merger, dated as of April 27, 1998, by and among Parent, the Purchaser and the Company (incorporated by reference to Exhibit (c)(1) of the Schedule 14D-1 filed on May 4, 1998, by Parent and the Purchaser).

         99.1   Press Release of Snap-on Incorporated, dated July 20, 1998.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

 Dated: July 22, 1998              By: /s/ Susan F. Marrinan
                                      -----------------------------------
                                   Name:  Susan F. Marrinan
                                   Title: Vice President, General Counsel
                                             and Secretary




                              EXHIBIT INDEX

 Exhibit
 Number     Description
 -------    -----------
   2.1      Agreement and Plan of Merger, dated as of April 27, 1998, by and among Parent, the Purchaser and the Company (incorporated by reference to Exhibit (c)(1) of the Schedule 14D-1 filed on May 4, 1998, by Parent and the Purchaser).

  99.1      Press Release of Snap-on Incorporated, dated July 20, 1998.